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                                                                     EXHIBIT 11

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES
                       CALCULATION OF EARNINGS PER SHARE
                    (In thousands except per share amounts)
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                                                                    Twelve Weeks Ended     Twenty-eight Weeks Ended
                                                                   --------------------    ------------------------
                                                                   August 9,   August 10,    August 9,    August 10,
                                                                     1999        1998         1999          1998
                                                                   -------      --------     -------      --------
BASIC EARNINGS PER SHARE

    Income before extraordinary item                               $10,298      $22,604      $29,428      $45,336
    Extraordinary item - gain on early retirement of debt,
        net of applicable income taxes of $186                          --           --          290           --
                                                                   -------      -------      -------      -------
Net income                                                         $10,298      $22,604      $29,718      $45,336
                                                                   =======      =======      =======      =======
    Weighted average number of common shares
        outstanding during the period                               52,009       51,503       51,934       51,366
                                                                   =======      =======      =======      =======

    Basic earnings per share before extraordinary item             $  0.20      $  0.44      $  0.56      $  0.88

    Extraordinary item - gain on early retirement of debt,
        net of applicable income taxes - basic                          --           --          .01           --
                                                                   -------      -------      -------      -------

    Basic net income per share                                     $  0.20      $  0.44      $  0.57      $  0.88
                                                                   =======      =======      =======      =======

DILUTED EARNINGS PER SHARE

Income before extraordinary item                                   $10,298      $22,604      $29,428      $45,336
    Interest expense and amortization of debt issuance costs,
        net of income tax effect applicable to convertible
        subordinated notes                                           1,049        1,301        2,464        2,317
                                                                   -------      -------      -------      -------
    Diluted income before extraordinary item                       $11,347      $23,905      $31,892      $47,653
    Extraordinary item - gain on early retirement of debt,
        net of applicable income taxes of $186                          --           --          290           --
                                                                   -------      -------      -------      -------

    Diluted net income                                             $11,347      $23,905      $32,182      $47,653
                                                                   =======      =======      =======      =======

    Weighted average number of common shares outstanding
        during the period                                           52,009       51,503       51,934       51,366

    Incremental common shares attributable to:
        Exercise of outstanding options                                544        1,562          691        1,631
        Issuance of convertible subordinated notes                   3,633        4,500        3,638        3,576
                                                                   -------      -------      -------      -------
            Total shares                                            56,186       57,565       56,263       56,573
                                                                   =======      =======      =======      =======
    Diluted net income per share before extraordinary item         $  0.20      $  0.42      $  0.56      $  0.84

    Extraordinary item - gain on early retirement of debt,
        net of applicable income taxes - diluted                        --           --          .01           --
                                                                   -------      -------      -------      -------

    Diluted earnings per share                                     $  0.20      $  0.42      $  0.57      $  0.84
                                                                   =======      =======      =======      =======
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